UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2020

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.30% Non-Cumulative Preferred Stock, Series N	GS PrN	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series E, Callable Fixed Rate Notes due 2021 of GS Finance Corp.	GS/21F	NYSE

Medium-Term Notes, Series E, Index-Linked Notes due 2028 of GS Finance Corp.	FRLG	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On October 22, 2020, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) announced that it has reached settlements of governmental and regulatory investigations relating to 1Malaysia Development Berhad (1MDB) with the U.S. Department of Justice (DOJ), the U.S. Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, the U.K. Financial Conduct Authority, the U.K. Prudential Regulation Authority, the Singapore Attorney General’s Chambers, the Singapore Commercial Affairs Department, the Monetary Authority of Singapore and the Hong Kong Securities and Futures Commission.

Group Inc. has agreed to enter into a three-year deferred prosecution agreement with the DOJ, in which a charge against the firm, one count of conspiracy to violate the Foreign Corrupt Practices Act of 1977 (FCPA), will be filed and later dismissed if the firm abides by the terms of the agreement.    In addition, Group Inc.’s subsidiary in Malaysia, Goldman Sachs (Malaysia) Sdn. Bhd. (GS Malaysia), has agreed to plead guilty to one count of conspiracy to violate the FCPA. The firm will pay total penalties, after crediting, of approximately $2.6 billion in connection with the settlements. A separate obligation to pay $606 million in disgorgement has been credited and satisfied as a result of the firm’s earlier settlement with the Government of Malaysia, in which the firm paid a total of $2.5 billion, in addition to providing a $1.4 billion asset recovery guarantee. This brings the total payments in connection with governmental and regulatory settlements relating to 1MDB to an aggregate of approximately $5.1 billion.

In connection with the settlements announced today, the firm will increase its provisions for litigation and regulatory proceedings for the third quarter of 2020 by $250 million, which will be reflected in its financial statements to be filed with its Quarterly Report on Form 10-Q for the period ended September 30, 2020, and which will reduce its previously reported net earnings for the quarter by the same amount.

The firm has been working to secure necessary exemptions and authorizations from regulators so that the settlements do not impact the firm’s activities or the services that it provides to clients. The firm has already submitted its application to the U.S. Department of Labor (DOL) to maintain its status as a qualified professional asset manager (QPAM), and expects to obtain the exemption before the sentencing of GS Malaysia.

The settlements do not resolve the civil litigation against the firm relating to 1MDB, for which the firm’s motions to dismiss are pending.

The information under Item 2.02 of this Form 8-K shall be deemed “filed” for purposes of the Securities Exchange Act of 1934 (Exchange Act).

Item 7.01 Regulation FD Disclosure.

In connection with the settlements, the Board of Directors of Group Inc. has released a statement, a copy of which is attached as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the firm’s control. The firm has included in this Report on Form 8-K, and directors, officers and employees of the firm may provide, information about the application for and pursuit of exemptions and authorizations from regulatory authorities, including the DOL, and with respect to remediation activities and the progress or the status of remediation activities. The statements with respect to the pursuit of the exemptions and authorizations and the remediation activities are forward-looking statements, based on the firm’s current expectations regarding the prospects for receiving the exemptions and authorizations and the current remediation efforts and plans. Accordingly, the firm’s ability to receive the exemptions and authorizations and complete the remediation activities, may change, possibly materially, from what is currently expected. For a discussion of some of the other risks and important factors that could affect these forward-looking statements, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A of the firm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Statement of the Board of Directors of Group Inc. dated October 22, 2020.

Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: October 22, 2020	By:	/s/ Stephen M. Scherr
Name: Stephen M. Scherr
Title: Chief Financial Officer